UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2024, the Board of Directors (the “Board”) of Culp, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws, as amended (the “A&R Bylaws”), in connection with the Securities and Exchange Commission rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding universal proxy cards, and a periodic review of corporate governance matters.

The A&R Bylaws, among other things:

•
Address matters relating to Rule 14a-19 under the Exchange Act (the "Universal Proxy Rules"), including requiring: (a) the shareholder’s nomination notice to include a representation that it intends to solicit proxies from shareholders representing at least 67% of the voting power of shares entitled to vote on the election of directors; (b) the shareholder to comply with the Universal Proxy Rules and provide reasonable evidence thereof prior to the shareholder meeting; and (c) the shareholder to use a proxy card color other than white, which is reserved for the exclusive use of the Board. (Article 2, Sections 2.16, 2.17, and 2.18)
•
Move the deadline of shareholder’s advance notice from not less than sixty (60) days nor more than ninety (90) days prior to an annual meeting of shareholders to not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders to align with such deadline as prescribed by similarly situated public companies. (Article 2, Sections 2.15 and 2.16)
•
Enhance the informational and procedural requirements in connection with shareholder proposals and shareholder director nominations, including: (a) requiring additional information about the shareholder making the director nomination or proposal; (b) requiring additional information about the shareholder proposed business and/or director nominee; and (c) providing that the number of nominees a shareholder may nominate for election at a meeting of shareholders may not exceed the number of directors to be elected at such meeting. (Article 2, Sections 2.15 and 2.16)
•
Clarify the powers of the Board in determining the date and time of an annual meeting of shareholders of the Company (Article 2, Section 2.2)
•
Clarify the powers of the chair of a shareholder meeting, including with respect to the chair’s ability to prescribe rules and regulations for the conduct of the meeting, and how such person is designated as the chair of a shareholder meeting. (Article 2, Section 2.8)
•
Make various other updates, including ministerial and conforming changes and changes to clarify the Company’s ability to conduct business by means of remote communication.

The foregoing description of the A&R Bylaws is qualified in its entirety by the full text of the A&R Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2024, Culp, Inc. (the “Company”) held its annual meeting of shareholders. At the meeting, the Company’s shareholders: (i) elected each of the seven persons listed below under Proposal 1 to serve as a director of the Company until the 2025 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2025; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (a “Say-on-Pay” vote). The following information sets forth the results of the voting at the annual meeting:

Proposal 1: To elect seven directors to serve until the 2025 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John A. Baugh	7,737,896	1,659,860	1,353,162
Robert G. Culp, IV	7,768,950	1,628,806	1,353,162
Sharon A. Decker	7,721,523	1,676,233	1,353,162
Kimberly B. Gatling	7,709,311	1,688,445	1,353,162
Fred A. Jackson	7,733,830	1,633,926	1,353,162
Alexander B. Jones	9,350,348	47,408	1,353,162
Franklin N. Saxon	7,117,527	2,280,229	1,353,162

Proposal 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2025

For	Against	Abstain	Broker Non-Votes
10,730,032	11,714	9,172	—

Proposal 3: Advisory vote on the Company’s named executive officers’ compensation as disclosed in the 2024 Proxy Statement (Say-on-Pay)

For	Against	Abstain	Broker Non-Votes
7,728,065	1,643,369	26,322	1,353,162

Item 9.01 Financial Statements and Exhibits.

(d) - Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Bylaws of Culp, Inc., effective as of September 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.

Date:	September 27, 2024	By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling Executive Vice President and Chief Financial Officer